UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                          Form 8-K
                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
                 The Securities Act of 1934

 Date of Report (Date of earliest event reported) March 26, 1998




                     ARDEN REALTY, INC.
   (Exact name of registrant as specified in its charter)



 Maryland                        1-12193                95-4578533
(State or other jurisdiction    (Commission          (I.R.S. Employer
 of incorporation)               File Number)         Identification No.)



      11601 Wilshire Boulevard, Fourth Floor
           Los Angeles, California                      90025
      (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code:  (310) 966-2600


Item 2.  Acquisition or Disposition of Assets

On May 20, 1998, Arden Realty, Inc. (collectively with its subsidiaries, the "Company") completed a series of transactions to purchase five commercial properties, totaling approximately 788,000 rentable square feet and approximately 34 acres of undeveloped commercial property. In addition, the Company exercised its option to purchase the remaining 25% interest in the World Savings Center. All the properties were purchased from unaffiliated entities.

As previously reported on Form 10-Q for the first quarter 1998, the Company exercised its option to purchase the remaining 25% interest in the World Savings Center for approximately
$27,530,000 from Forest City San Vicente Corporation, an Ohio corporation ("Forest City").

As previously reported on Form 10-Q for the first quarter 1998, the Company purchased approximately 34 acres of undeveloped commercial property and a 36,959 square foot executive health and athletic club (the "Spectrum Club") in El Segundo, California for approximately $38,565,000, which was based on arm's length negotiations. The 34 acres of undeveloped commercial property and the Spectrum Club are part of the 70-acre Howard Hughes Center (the "Center"). The Center is a mixed-use development currently containing three office buildings, the Spectrum Club and entitlements for the construction of an additional 1,288,000 square feet of office space. In addition, the property is entitled to include up to 600 rooms in two hotels and a 250,000 square foot retail and entertainment complex, which will be developed by third parties. The undeveloped commercial property and the Spectrum Club were purchased from Howard Hughes Properties, Limited Partnership, a Delaware limited partnership.

11075 Santa Monica in Los Angeles, California contains 35,696 rentable square feet. The purchase price for the property was approximately $4,950,000, which was based on arm's-length negotiations. The property is presently 100% occupied, at an average annual rental rate of $18.60 per square foot. The property was purchased from Flags Investment Inc., a California corporation.

Continental Grand in El Segundo, California contains 235,926 rentable square feet. The purchase price for the property was approximately $47,550,000, which was based on arm's-length negotiations. The property is presently 96% occupied, at an average annual rental rate of $23.35 per square foot. The property was purchased from Highridge-Apollo Grand Plaza L.P., a California limited partnership.

Calabasas Tech Center in Calabasas, California contains 276,526 rentable square feet. The purchase price for the property was approximately $46,120,000, which was based on arm's-length negotiations. The property is presently 99% occupied, at an average annual rental rate of $12.00 per square foot. The property was purchased from Calabasas Tech Center, Inc., a Delaware corporation.

Oceangate Tower in Long Beach, California contains 202,860 rentable square feet. The purchase price for the property was approximately $23,480,000, which was based on arm's-length negotiations. The property is presently 87% occupied, at an average annual rental rate of $16.30 per square foot. The property was purchased from The Mutual Life Insurance Company of New York, a New York mutual life insurance company.

To finance these acquisitions the Company used approximately $30,545,000 of its working capital, borrowed $133,800,000 on its line of credit from a group of banks led by Wells Fargo Bank (the "Credit Facility"), assumed a mortgage note payable secured by the World Savings Center of approximately $15,000,000, assumed a mortgage note payable secured by a parcel in the Center for approximately $4,550,000, and issued 10,412 OP Units valued at approximately $300,000 in connection with the purchase of Continental Grand. In addition, the Company also retired a $4,000,000 receivable from Forest City as partial consideration for the purchase of the remaining 25% interest in the World Savings Center.

Inclusive of these purchases, the Company's portfolio consists of 132 commercial properties comprising approximately 17.2 million rentable square feet, 16 apartment units, and approximately 34 acres of undeveloped commercial property.

Item 7.  Financial Statements and Exhibits

(a)   Financial Statements of properties acquired.

  It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements for the acquired properties will be filed as an amendment to this Form 8-K within 60 days.

(b)  Pro forma financial information.

  It is impracticable to provide the required pro forma financial information at the time of the filing of this report.
The required pro forma financial information will be filed as an amendment to this Form 8-K within 60 days.

(c)  Exhibits.

10.59 Purchase Agreement and Escrow Instructions by and between Howard Hughes Properties, Limited Partnership, a Delaware limited partnership, and Arden Realty, Inc., a Maryland corporation.

10.60 Amendment to Purchase Agreement and Escrow Instructions by and between Howard Hughes Properties, Limited
          Partnership, a Delaware limited partnership, and Arden
          Realty, Inc., a Maryland corporation.

10.61 Purchase Agreement and Escrow Instructions by and between Howard Hughes Properties, Limited Partnership, a Delaware limited partnership, and Arden Realty, Inc., a Maryland corporation.

10.62 Amendment to Purchase Agreement and Escrow Instructions by and between Howard Hughes Properties, Limited
          Partnership, a Delaware limited partnership, and Arden
          Realty, Inc., a Maryland corporation.

10.63     Agreement of Purchase and Sale and Joint Escrow
          Instructions by and between Flags Investment Inc., a California corporation, and Arden Realty Limited
          Partnership, a Maryland limited partnership.

10.64 First Amendment to agreement of Purchase and Sale and Joint Escrow Instruction by and between Flags Investment, Inc., a California corporation, and Arden Realty Limited Partnership, a Maryland limited partnership.

10.65 Contribution Agreement for Continental Grand Plaza dated March 30, 1998 between Highridge-Apollo
          Grand Plaza. L.P., a California limited partnership, or its constituent (direct and indirect through tiered entities) partners who qualify as "accredited investors" (but not more than 10), and Arden Realty Limited Partnership, a Maryland limited partnership.

10.66 Side letter dated March 30, 1998 with reference made to certain Contribution Agreement dated March 30, 1998 and covering the Continental Grand Plaza Office Building between Highridge-Apollo Grand Plaza, L.P., a California limited partnership or its constituent partners as Contributor, and Arden Realty Limited Partnership, a Maryland limited partnership.

10.67 Side letter dated April 8, 1998 with reference made to certain Contribution Agreement dated March 30, 1998 and covering the Continental Grand Plaza Office Building between Highridge-Apollo Grand Plaza, L.P., a California limited partnership or its constituent partners as Contributor, and Arden Realty Limited Partnership, a Maryland limited partnership.

10.68     Agreement of Purchase and Sale by and between Calabasas
          Tech Center, Inc., a Delaware corporation, and Arden Realty Limited Partnership, a Maryland limited partnership.

10.69     Purchase and Sale Agreement and Joint Escrow
          Instructions by and between The Mutual Life Insurance
          Company of New York, a New York mutual life insurance company, and Arden Realty Limited Partnership, a Maryland limited partnership.

10.70     First Amendment to Purchase and Sale Agreement and
          Joint Escrow Instructions by and between The Mutual Life Insurance Company of New York, a New York mutual life insurance company, and Arden Realty Limited Partnership, a Maryland limited partnership.



                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ARDEN REALTY, INC.

Date:   May 29, 1998                    By:  /s/ Diana M. Laing
                                           Diana M. Laing
                                           Chief Financial Officer